Exhibit 4.8

Execution Version

NEW JERSEY RESOURCES CORPORATION

FIRST AMENDMENT
Dated as of November 1, 2021

to

NOTE PURCHASE AGREEMENT
Dated as of September 1, 2020

$120,000,000 3.13% Senior Notes, Series 2020C, due September 1, 2031
$80,000,000 3.25% Senior Notes, Series 2020D, due September 1, 2033

FIRST AMENDMENT
TO NOTE PURCHASE AGREEMENT

          THIS FIRST AMENDMENT dated as of November 1, 2021 (this “Amendment”) to that certain Note Purchase Agreement dated as of September 1, 2020 is among New Jersey Resources Corporation, a New Jersey corporation (the “Company”), each Guarantor signatory hereto (each a “Guarantor”), and each holder of Notes (as hereinafter defined) that is a party hereto (collectively, the “Noteholders”).

Recitals:

A.          WHEREAS, the Company has heretofore entered into that certain Note Purchase Agreement dated as of September 1, 2020 (the “Note Purchase Agreement”) with each of the Purchasers listed in Schedule A thereto pursuant to which the Company issued and has outstanding (i) $120,000,000 3.13% Senior Notes, Series 2020C, due September 1, 2031 (the “Series 2020C Notes”) and (ii) $80,000,000 3.25% Senior Notes, Series 2020D, due September 1, 2033 (the “Series 2020D Notes”; together with the Series 2020C Notes, the “Notes”);

B.          WHEREAS, capitalized terms used herein shall have the respective meanings ascribed thereto in the Note Purchase Agreement unless herein defined or the context shall otherwise require;

C.           WHEREAS, the Company has requested that the Noteholders make certain amendments to the Note Purchase Agreement;

D.          WHEREAS, the Required Holders have agreed to the Company’s amendment request and the Required Holders now desire to amend the Note Purchase Agreement in the respects, but only in the respects, hereinafter set forth; and

E.          WHEREAS, all requirements of law have been fully complied with and all other acts and things necessary to make this Amendment a valid, legal and binding instrument according to its terms for the purposes herein expressed have been done or performed.

NOW, THEREFORE, upon the full and complete satisfaction of the conditions precedent to the effectiveness of this Amendment set forth in Section 3.1 hereof, and in consideration of good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholders do hereby agree as follows:

SECTION 1.          AMENDMENTS.

1.1.          A new Section 9.9 of the Note Purchase Agreement shall be added to read as follows:

Section 9.9.          Rating on the Notes.  The Company will use commercially reasonable efforts to obtain a Debt Rating for each series of the Notes from a NRSRO as soon as practicable and, in any event, on or before May 1, 2022.  After the Company has obtained such initial Debt Rating for each series of the Notes, the Company shall at all times thereafter maintain a Debt Rating for each series of the Notes from a NRSRO; provided, that, if the applicable NRSRO (i) ceases providing a Debt Rating for either or both series of the Notes without having provided the Company with at least 60 days advance notice (other than as a result of the Company failing to pay applicable fees and expenses or failing to reasonably cooperate with the NRSRO)(the earlier of the date notice is provided to the Company or, if no notice is provided, the date the NRSRO ceases providing the Debt Rating, a “Ratings Withdrawal Event”), or (ii) ceases to qualify as a NRSRO (the date of such event, a “Ratings Agency Event” and, together with a Ratings Withdrawal Event, a “Ratings Termination Event”), then the Company shall use its commercially reasonable efforts to obtain a new Debt Rating for either or both series of the Notes from a NRSRO as soon as practicable and, in any event, on or before the 60th day following the Ratings Termination Event or, if the Company diligently pursues a new Debt Rating but is unable to do so by the 60th day following the Ratings Termination Event, such period shall be extended for an additional 30 days.  Evidence of any Debt Rating shall (a) be delivered by the Company to the holders of the Notes (1) at least annually (but not more than 30 days prior to each anniversary of the date on which such Debt Rating was initially obtained) and (2) promptly upon any change in such Debt Rating, (b) set forth the Debt Rating for each series of the Notes, (c) refer to the Private Placement Number issued by CUSIP Global Services, in respect of each series of the Notes, (d) state that such Debt Rating addresses the likelihood of payment of both the principal and interest of such Notes (which requirement shall be deemed satisfied if such letter is silent as to the likelihood of payment of both principal and interest and does not otherwise include any indication to the contrary), (e) not include any prohibition against sharing such evidence with the SVO or any other regulatory authority having jurisdiction over the holders of the Notes, and (f) include such other information relating to such Debt Rating as may be required from time to time by the SVO or any other regulatory authority having jurisdiction over the holders of the Notes and as may be reasonably requested by the Required Holders.

1.2.          Section 10.1 of the Note Purchase Agreement shall be and is hereby restated in its entirety to read as follows:

Section 10.1.      Leverage Ratio.  The Company will not permit, as of the end of any fiscal quarter of the Company, the ratio of Consolidated Total Debt to Consolidated Total Capitalization to exceed 0.70 to 1.00; provided that, if the Company is not in compliance with the requirements of Section 9.9 at any time, the ratio of Consolidated Total Debt to Consolidated Total Capitalization shall be reduced to 0.65 to 1.00 until the date a new Debt Rating complying with the requirements of Section 9.9 is delivered to the holders of Notes.

1.3.          Clause (d) of Section 11 of the Note Purchase Agreement shall be and is hereby restated in its entirety to read as follows:

(d)          the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11 and other than Section 9.9) and such default is not remedied within 30 days after the earlier of (1) a Responsible Officer obtaining actual knowledge of such default and (2) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this paragraph (d) of Section 11); or

1.4.          Section 22.4 of the Note Purchase Agreement shall be and is hereby restated in its entirety to read as follows:

Section 22.4.       Accounting Terms.  All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP.  Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.  Notwithstanding the foregoing, (a) if at any time any change in GAAP or in the application of GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, and either the Company or the Required Holders shall so request, the holders of Notes and the Company shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Holders); provided that, until so amended, such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change in GAAP shall have become effective, (b) each financial ratio or requirement set forth in this Agreement shall be computed (i) to exclude any change to lease accounting rules from those in effect pursuant to Accounting Standards Codification 840 (Leases) and other related lease accounting guidance as in effect on February 16, 2018 and (ii) using the methodology for the recognition of investment tax credits for solar generation projects used by the Company in the fiscal year ending September 30, 2019 and (c) the Company shall provide to the holders of Notes, concurrently with the delivery of the financial statements required under this Agreement and as reasonably requested by any holder of Notes hereunder, a reconciliation between the calculation of any such financial ratio or requirement made before and after giving effect to such changes in GAAP or the application thereof described in the foregoing clauses (a) and (b).  For purposes of determining compliance with this Agreement (including, without limitation, Section 9, Section 10 and the definition of “Debt”), any election by the Company to measure any financial liability using fair value (as permitted by Financial Accounting Standards Board Accounting Standards Codification Topic No. 825-10-25 – Fair Value Option, International Accounting Standard 39 – Financial Instruments: Recognition and Measurement or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.

1.5.       Schedule B of the Note Purchase Agreement shall be and hereby is amended by adding in the correct alphabetical order the following definitions:

“DBRS/Morningstar” shall mean DBRS, Inc., or, if applicable, its successor.

“Debt Rating” shall mean the debt rating of the Notes as determined from time to time by any NRSRO.

“Fitch” shall mean Fitch, Inc. or, if applicable, its successor.

“Kroll” shall mean Kroll Bond Rating Agency, LLC or, if applicable, its          successor.

“Moody’s” shall mean Moody’s Investors Service, Inc. or, if applicable, its successor.

“NRSRO” shall mean (a) Fitch, Moody’s, S&P, DBRS/Morningstar or Kroll, or (b) or any other credit rating agency that is recognized as a nationally recognized statistical rating organization by the SEC and approved by the Required Holders, so long as, in each case, any such credit rating agency described in clause (a) or (b) above continues to be a nationally recognized statistical rating organization recognized by the SEC and is approved as a “Credit Rating Provider” (or other similar designation) by the NAIC.

“S&P” shall mean S&P Global Ratings or, if applicable, its successor.

SECTION 2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

2.1.        To induce the Noteholders to execute and deliver this Amendment (which representations shall survive the execution and delivery of this Amendment), the Company, represents and warrants to the Noteholders that:

(a)         this Amendment has been duly authorized by all necessary corporate action on the part of the Company and has been duly executed and delivered by the Company, and this Amendment and the Note Purchase Agreement, as amended by this Amendment, constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforcement may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (2) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(b)          the execution, delivery and performance of this Amendment by the Company and the performance by the Company hereof and of the Note Purchase Agreement, as amended by this Amendment, will not (1) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company, any Restricted Subsidiary or New Jersey Natural Gas under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other Material agreement or instrument to which the Company, any Restricted Subsidiary or New Jersey Natural Gas is bound or by which the Company, any Restricted Subsidiary or New Jersey Natural Gas or any of their respective properties may be bound, (2) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company, any Restricted Subsidiary or New Jersey Natural Gas or (3) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company, any Restricted Subsidiary or New Jersey Natural Gas;

(c)          no consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution and delivery of this Amendment by the Company or the performance hereof or of the Note Purchase Agreement, as amended by this Amendment, by the Company;

(d)        on the Effective Date (as hereinafter defined), after giving effect to this Amendment, all the representations and warranties contained in Section 5 of the Note Purchase Agreement are true and correct in all material respects with the same force and effect as if made by the Company, on and as of the date hereof (except to the extent such representations and warranties expressly refer to an earlier date, in which case they were true and correct in all material respects as of such earlier date);

(e)          since June 30, 2021, there has been no change in the financial condition, operations, business or properties of the Company, any of its Restricted Subsidiaries or New Jersey Natural Gas except changes that individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; and

(f)        as of the Effective Date and after giving effect to this Amendment, no Default or Event of Default has occurred which is continuing and no waiver of Default or Event of Default is in effect.

SECTION 3.       CONDITIONS TO EFFECTIVENESS OF THIS AMENDMENT.

3.1.       This Amendment shall become effective upon satisfaction of each and every one of the following conditions (the date of such satisfaction, the “Effective Date”):

(a)          executed counterparts of this Amendment, duly executed by the Company, each Guarantor and the Required Holders, shall have been delivered to each Noteholder or its special counsel;

(b)          the representations and warranties of the Company set forth in Section 2 hereof shall be true and correct on and with respect to the Effective Date and each holder of Notes or its special counsel shall have received an Officer’s Certificate from the Company to such effect;

(c)          each Bank Credit Agreement in existence on the date hereof shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendments shall have been delivered to each Noteholder or its special counsel;

(d)          the Shelf Note Purchase Agreement dated as of June 30, 2011, as amended by the First Amendment thereto, dated as of July 25, 2014, and as further amended by the Second Amendment thereto, dated as of September 28, 2015, in each case, by and among the Company, PGIM, Inc. (formerly known as Prudential Investment Management, Inc.) and each holder of notes issued thereunder, shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendment shall have been delivered to each Noteholder or its special counsel;

(e)        the Note Purchase Agreement dated as of March 22, 2016, by and among the Company and the holders of notes issued thereunder, shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendment shall have been delivered to each Noteholder or its special counsel;

(f)          the Note Purchase Agreement dated as of June 8, 2018, by and among the Company and the holders of notes issued thereunder, shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendment shall have been delivered to each Noteholder or its special counsel;

(g)          the Note Purchase Agreement dated as of July 17, 2019, by and among the Company and the holders of notes issued thereunder, shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendment shall have been delivered to each Noteholder or its special counsel;

(h)         the Note Purchase Agreement dated as of May 14, 2020, by and among the Company and the holders of notes issued thereunder, shall have been amended to make corresponding modifications to the applicable terms thereof to be consistent with those in the Note Purchase Agreement, as amended by this Amendment, and copies of such amendment shall have been delivered to each Noteholder or its special counsel;

(i)          the Company shall have paid by wire transfer of immediately available funds to each Holder at the account of such Holder set forth in Schedule A to the Note Purchase Agreement (or to such other account as such Holder shall have provided to the Company in writing), an amendment fee in an amount equal to 0.05% of the aggregate principal amount of Notes held by such Holder; and

(j)          the Company shall have paid the fees and expenses of Schiff Hardin LLP, special counsel to the Noteholders, in connection with the negotiation, preparation, approval, execution and delivery of this Amendment.

SECTION 4.       MISCELLANEOUS.

4.1.       Except as expressly amended hereby, the Note Purchase Agreement and all documents, instruments and agreements related thereto are hereby ratified and confirmed in all respects and shall continue in full force and effect. This Amendment and the Note Purchase Agreement shall hereafter be read and construed together as a single document, and all references in the Note Purchase Agreement or any agreement or instrument related to the Note Purchase Agreement shall hereafter refer to the Note Purchase Agreement as amended by this Amendment. The Company and each Guarantor hereby ratifies the Note Purchase Agreement and the Guaranty Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Note Purchase Agreement and Guaranty Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Note Purchase Agreement, the Guaranty Agreement and the Notes.

4.2.        Nothing contained herein shall be deemed to (a) constitute a waiver of any Default or Event of Default that may heretofore or hereafter occur or have occurred and be continuing or, except as expressly set forth herein, to otherwise modify any provision of the Note Purchase Agreement, or (b) give rise to any defenses or counterclaims to the right of any Noteholder to compel payment of any obligations of the Company or any Guarantor owing to such Noteholder when due or to otherwise enforce its rights and remedies under the Note Purchase Agreement, the Notes or the Guaranty Agreement.

4.3.       The Company hereby confirms its obligations under the Note Purchase Agreement whether or not the transactions hereby contemplated are consummated, to pay, promptly after request by the Noteholders, all out-of-pocket costs and expenses, including reasonable attorneys’ fees of a special counsel and, if reasonably required, local or other counsel, incurred by such Noteholder in connection with this Amendment or the transactions contemplated hereby, in enforcing any rights under this Amendment, or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Amendment or the transactions contemplated hereby.  The obligations of the Company under this Section 4.3 shall survive transfer by any Noteholder of any Note and payment of any Note.

4.4.     Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Note Purchase Agreement without making specific reference to this Amendment but nevertheless all such references shall include this Amendment unless the context otherwise requires.

4.5.        The descriptive headings of the various Sections or parts of this Amendment are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

4.6.       This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

4.7.       This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original, but all together only one agreement.  Delivery of an electronic signature to, or a signed copy of, this Amendment by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes.  Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to the Amendment, the Company and each Guarantor hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed by an authorized representative as of the date first written above.

New Jersey Resources Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

NJR Retail Holdings Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR Home Services Company

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR Plumbing Services, Inc.

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR Service Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Phoenix Fuel Management Company

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President, Chief Financial Officer, Treasurer and Secretary

NJR Energy Investments Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

NJR Clean Energy Ventures Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

Commercial Realty and Resources Corp.

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	President, Chief Financial Officer, Treasurer and Secretary

NJR Midstream Holdings Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

NJR Energy Services Company

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

NJR Clean Energy Ventures III
Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

NJR Storage Holdings Company

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

NJR Clean Energy Ventures II Corporation

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

Bernards Solar, LLC

By: NJR Clean Energy Ventures II Corporation, its sole member

By:	/s/ Patrick J. Migliaccio
Name:	Patrick J. Migliaccio
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

CoBank, ACB

	By	/s/ C. Brock Taylor
	Name:	C. Brock Taylor
	Title:	Managing Director

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

The Prudential Insurance Company of America

	By:	PGIM, Inc., as Investment Manager

	By:	/s/ Brian Lemons
	Title:	Vice President

[Signature Page to First Amendment to Note Purchase Agreement (2020)]

Accepted and Agreed to:

Massachusetts Mutual Life Insurance Company

By: Barings LLC, as Investment Adviser

	By:	/s/ John Brown
Name: John Brown
Title: Managing Director

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

Pacific Life Insurance Company

	By:	/s/ Matthew A. Levene
	Name:	Matthew A. Levene
	Title:	Assistant Vice President

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

Teachers Insurance and Annuity Association of America, a New York domiciled life insurance company

	By:	Nuveen Alternatives Advisors LLC, a Delaware limited liability company, its investment manager

	By:	/s/ Matthew W. Smith
	Name:	Matthew W. Smith
	Title:	Senior Director

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

Continental Casualty Company

	By:	/s/ Anthony Pelafas
	Name:	Anthony Pelafas
	Title:	Vice President

Western Surety Company

	By:	/s/ Anthony Pelafas
	Name:	Anthony Pelafas
	Title:	Vice President

The Continental Insurance Company

	By:	/s/ Anthony Pelafas
	Name:	Anthony Pelafas
	Title:	Vice President

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

Ensign Peak Advisors, Inc.

	By:	/s/ Matthew D. Dall
	Name:	Matthew D. Dall
	Title:	Head of Credit Research

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

American Family Life Insurance Company

	By:	/s/ David L. Voge
	Name:	David L. Voge
	Title:	Director Private Markets

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

Southern Farm Bureau Life Insurance Company

	By:	/s/ David Divine
	Name:	David Divine
	Title:	Director, Securities Management

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]

Accepted and Agreed to:

United Farm Family Mutual Insurance Company

	By:	/s/ Michael Lucado
	Name:	Michael Lucado
	Title:	Portfolio Manager

[Signature Page to First Amendment to Note Purchase Agreement (2020B)]